EXHIBIT 99.1

Eagle Bancorp, Inc. Announces a 22% Increase in Earnings for the Third Quarter of 2013, With Assets Exceeding $3.5 Billion

BETHESDA, Md., Oct. 21, 2013 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the "Company") (Nasdaq:EGBN), the parent company of EagleBank, today announced record quarterly net income of $11.8 million for the quarter ended September 30, 2013, a 22% increase over the $9.7 million net income for the quarter ended September 30, 2012. Net income available to common shareholders for the quarter ended September 30, 2013 increased 22% to $11.6 million ($0.45 per basic common share and $0.44 per diluted common share), as compared to $9.5 million ($0.41 per basic common share and $0.40 per diluted common share) for the same period in 2012.

For the nine months ended September 30, 2013, the Company's net income was $35.0 million, a 40% increase over the $25.1 million for the nine months ended September 30, 2012. Net income available to common shareholders was $34.6 million ($1.35 per basic common share and $1.31 per diluted common share), as compared to $24.7 million ($1.09 per basic common share and $1.07 per diluted common share) for the same nine month period in 2012, a 40% increase. Per share amounts for all prior periods have been adjusted to reflect the 10% stock dividend distributed on June 14, 2013.

"We are pleased to report another quarter of strong financial performance, highlighted by continued core balance sheet growth, net interest margin gains and lower credit losses from an already favorable asset quality position," noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. "This quarter's net income is the 19th consecutive quarter of increasing net income dating to the first quarter in 2009. Total loans grew by close to 4% in the third quarter 2013 and total deposits grew by over 3%. The net interest margin was 4.31% in the third quarter or 4 basis points above the second quarter of 2013. The Company is particularly pleased with the low levels of annualized net charge-offs for the third quarter 2013 of just 0.20%, which continues a three quarter trend of lower quarterly net credit losses in both dollars and as a percentage of average loans," noted Mr. Paul.

The Company's total revenue of $41.9 million was equal to that of the second quarter of 2013 and was 10% above the total revenue of $38.2 million for the third quarter in 2012. Mr. Paul noted that "the Company has been able to sustain its primary focus on building core banking relationships, and maintaining a disciplined approach to loan and deposit pricing, and to assembling a portfolio of high quality assets. Upholding these focal points results in more consistent and balanced financial performance and enabled the bank to offset reduced third quarter revenue from its residential lending operations."

For the third quarter of 2013, revenue from residential mortgage banking net interest income and fees was 5.9% of total revenue versus 7.6% of total revenue for the third quarter of 2012. For the first nine months of 2013, the Company produced 8.8% of total revenue from its residential mortgage division net interest income and fees, as compared to 8.6% of total revenue for the same period in 2012. The Company continues to assess its residential mortgage loan area in light of higher market interest rates and lower refinance activity.

"According to the recently reported FDIC deposit statistics, as of June 30, 2013, EagleBank has the largest market share of any community bank in the Washington metropolitan area. As compared to the prior year, the bank experienced growth in total deposits that was among the highest growth rates of banks in the area, resulting in an increase in EagleBank's market share of total deposits," noted Mr. Paul.

Lastly, Mr. Paul noted "That the Company continues to place strategic emphasis on SBA lending and EagleBank's preferred lender status. SBA sales activity in the third quarter was stronger than the same period in 2012, but was below the sales activity of the second quarter 2013. We believe SBA lending will continue to be a strong part of our business."

Total revenue (net interest income plus noninterest income) was $41.9 million for the third quarter of 2013 as compared to $38.2 million for the third quarter in 2012, a 10% increase. For the first nine months of 2013, total revenue was $126.5 million, 17% higher than the $108.1 million for the first nine months in 2012.

At September 30, 2013, total assets were $3.50 billion, compared to $2.98 billion at September 30, 2012, an 18% increase. As compared to December 31, 2012, total assets at September 30, 2013 increased by $95 million, or 3%. Total loans (excluding loans held for sale) were $2.80 billion at September 30, 2013 compared to $2.40 billion at September 30, 2012, a 17% increase. As compared to December 31, 2012, total loans at September 30, 2013 increased by $304 million, a 12% increase. Total deposits were $2.98 billion at September 30, 2013, compared to deposits of $2.51 billion at September 30, 2012, a 19% increase. As compared to December 31, 2012, total deposits at September 30, 2013 increased by $87 million, a 3% increase. The level of deposit gains year-to-date in 2013 was significantly impacted by a loss of $130 million of bankruptcy trustee deposits in March 2013 earlier reported and related to the expiration of the TAG program. Loans held for sale amounted to $39.2 million at September 30, 2013 as compared to $171.2 million at September 30, 2012, a 77% decrease. As compared to December 31, 2012 loans held for sale decreased by $188 million, an 83% decrease.

The investment portfolio totaled $355.8 million at September 30, 2013, a 20% increase from the $296.4 million balance at September 30, 2012. As compared to December 31, 2012, the investment portfolio at September 30, 2013 increased by $56.0 million, a 19% increase. Total borrowed funds (excluding customer repurchase agreements) were $39.3 million at September 30, 2013, September 30, 2012 and December 31, 2012. Total shareholders' equity increased to $382.1 million at September 30, 2013, compared to $324.4 million and $350.0 million at September 30, 2012 and December 31, 2012, respectively, reflecting growth in retained earnings and common stock raises completed in October 2012. The Company's capital position remains substantially in excess of regulatory requirements for well capitalized status, with a total risk based capital ratio of 13.12% at September 30, 2013, as compared to a total risk based capital ratio of 12.24% at September 30, 2012 and 12.20% at December 31, 2012. In addition, the tangible common equity ratio (tangible common equity to tangible assets) increased to 9.19% at September 30, 2013, from 8.88% at September 30, 2012 and 8.50% at December 31, 2012.

At September 30, 2013, the Company's nonperforming assets amounted to $38.8 million, representing 1.11% of total assets, compared to $37.3 million of nonperforming assets, or 1.25% of total assets at September 30, 2012 and $36.0 million of nonperforming assets, or 1.06% of total assets at December 31, 2012. Management continues to remain attentive to early signs of deterioration in borrowers' financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for loan losses, at 1.42% of total loans (excluding loans held for sale) at September 30, 2013, is adequate to absorb potential credit losses within the loan portfolio at that date. The allowance for credit losses represented 144% of nonperforming loans at September 30, 2013, as compared to 122% at December 31, 2012 and 110% at September 30, 2012, respectively. The slight decrease in the allowance for credit losses as a percentage of total loans at September 30, 2013, as compared to June 30, 2013, from 1.47% to 1.42%, is due to increased loan growth, and overall improved credit quality in the loan portfolio at September 30, 2013.

Analysis of the three months ended September 30, 2013 compared to September 30, 2012

For the three months ended September 30, 2013, the Company reported an annualized return on average assets ("ROAA") of 1.35% as compared to 1.27% for the three months ended September 30, 2012. The annualized return on average common equity ("ROAE") for the quarter ended September 30, 2013 was 14.37%, as compared to 15.20% for the quarter ended September 30, 2012. The higher ROAA ratio for third quarter of 2013 as compared to 2012 was due primarily to improved credit quality, and resulting lower provision expense, and cost management. The lower ROAE ratio for the third quarter of 2013 as compared to 2012 was attributable in part to the additional capital raised during the At The Market equity offering and following an underwritten offering which occurred primarily during the third and fourth quarters of 2012.

Net interest income increased 10.2% for the three months ended September 30, 2013 over the same period in 2012, resulting from strong growth in average earning assets of 13.6%. For the three months ended September 30, 2013, the net interest margin was 4.31% as compared to 4.44% and 4.27% for the three months ended September 30, 2012 and June 30, 2013, respectively. The Company believes its net interest margin remains favorable to peer banking companies and that its disciplined approach to managing its loan portfolio yield to 5.48% for the third quarter of 2013 has been a significant factor in its overall profitability.

The provision for credit losses was $1.4 million for the three months ended September 30, 2013 as compared to $3.6 million for the three months ended September 30, 2012. Net charge-offs of $1.3 million in the third quarter of 2013 represented 0.20% of average loans, excluding loans held for sale, as compared to $2.1 million or 0.36% of average loans, excluding loans held for sale, in the third quarter of 2012, a 38% dollar decline. Net charge-offs in the third quarter of 2013 were attributable to commercial and industrial loans ($722 thousand), construction loans ($294 thousand), the unguaranteed portion of SBA loans ($158 thousand) and commercial real estate loans ($118 thousand). The lower provisioning in the third quarter of 2013, as compared to the third quarter of 2012, is due to a combination of lower net charge-offs, and overall improved asset quality in the loan portfolio.

Noninterest income for the three months ended September 30, 2013 increased to $5.2 million from $4.9 million for the three months ended September 30, 2012, an 8% increase. This increase was primarily due to a combination of an increase in service charges income of $127 thousand, higher income from Bank Owned Life Insurance of $131 thousand, higher loan fees and annuity income of $268 thousand, and higher income from sales of SBA loans of $323 thousand, partially offset by lesser gains on the sale of residential mortgage loans of $529 thousand. A $529 thousand loss on the early extinguishment of debt was recorded in September of 2012 due to the restructuring of a Federal Home Loan Bank advance. There were no investment securities gains for the third quarter of 2013, as compared to investment gains of $464 thousand for the third quarter of 2012. Excluding investment securities gains and the loss on the early extinguishment of debt in the third quarter of 2012, total noninterest income was $5.2 million for the third quarter of 2013, as compared to $4.9 million for the third quarter of 2012, an increase of 7%.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 51.68% for the third quarter of 2013, as compared to 50.07% for the third quarter of 2012. As a percentage of average assets, total noninterest expense improved to 2.48% for the third quarter in 2013 as compared to 2.51% for the same period in 2012. Noninterest expenses totaled $21.7 million for the three months ended September 30, 2013, as compared to $19.1 million for the three months ended September 30, 2012, a 13% increase. Cost increases for salaries and benefits were $1.4 million, due to staffing increases primarily as a result of growth since September 30, 2012 in commercial lending and branch personnel, merit and benefit cost increases, and increases in incentive compensation. Premises and equipment expenses were $660 thousand higher, due to the cost of two new branch offices and increases in leasing costs. Data processing expenses increased by $320 thousand due to system enhancements and increased customer transaction expenses. The increase in other expenses of $267 thousand was due primarily to costs related to OREO property and other losses.

Analysis of the nine months ended September 30, 2013 compared to September 30, 2012

For the nine months ended September 30, 2013, the Company reported an ROAA of 1.38% as compared to 1.15% for the nine months of 2012, while the ROAE was 14.79% in 2013, as compared to 14.21% for the same nine month period in 2012. The higher ROAA and ROAE ratios for the nine months of 2013 as compared to 2012 was due primarily to higher noninterest income, improved credit quality and cost management.

For the first nine months of 2013, net interest income increased 14.3% over the same period for 2012. Average earning assets increased 16.1%, while the net interest margin was 4.25% for the nine months of 2013, as compared to 4.32% for the nine months of 2012. Year-to-date in 2013, the Company has been able to maintain its loan portfolio yields relatively close to 2012 levels (5.55% versus 5.69%) due to disciplined loan pricing practices, and also has been able to reduce its cost of funds (0.39% versus 0.51%), while maintaining a favorable deposit mix, largely resulting from ongoing efforts to increase and expand client relationships.

The provision for credit losses was $7.1 million for the first nine months of 2013 as compared to $12.1 million in 2012. The lower provisioning is due to a combination of lower net charge-offs, a lower level of nonperforming loans and overall improvement in asset quality. For the nine months ended September 30, 2013, net charge-offs totaled $4.9 million (0.25% of average loans) compared to $6.1 million (0.37% of average loans) for the nine months ended September 30, 2012, a dollar decline of 20%. Net charge-offs in the nine months ended September 30, 2013 were primarily attributable to charge-offs of commercial and industrial loans ($2.6 million), construction loans ($1.3 million), the unguaranteed portion of SBA loans ($620 thousand), commercial real estate loans ($227 thousand) and home equity and consumer loans ($101 thousand).

Noninterest income for the first nine months of 2013 was $20.4 million compared to $15.3 million in 2012, an increase of 33.4%. This increase was due primarily to a $2.0 million increase in gains realized on the sale of residential loans, a $1.5 million increase in gains realized on the sale of SBA loans, a $449 thousand increase on service charges on deposit accounts and a $1.3 million increase on other noninterest income due primarily to increased loan related fees and annuity. Additionally bank owned life insurance income increased due to new investments. Investment gains were $23 thousand in 2013 and $765 thousand in 2012. A $529 thousand loss on the early extinguishment of debt was recorded in September of 2012 due to the restructuring of a Federal Home Loan Bank advance. Excluding investment securities gains and the loss on the early extinguishment of debt, total noninterest income was $20.4 million for the nine months of 2013, as compared to $15.1 million for 2012, a 35% increase, and represented 16% of total revenue for the first nine months of 2013 as compared to 14% in the first nine months of 2012.

The efficiency ratio improved to 49.85% for the nine months ended September 30, 2013 from 52.00% for the same period in 2012. As a percentage of average assets, total noninterest expenses improved to 2.48% for the first nine months in 2013 from 2.58% for the same period in 2012. Total noninterest expenses were $63.1 million for the first nine months of 2013, as compared to $56.2 million for 2012, a 12% increase. Cost increases for salaries and benefits were $3.2 million, primarily due to increased salaries, incentive compensation and benefits increases, and staffing increases resulting from additional lending and branch personnel. Premises and equipment expenses were $1.4 million higher due primarily to the cost of three new branch offices and increases in leasing costs. Data processing costs increased by $1.2 million due to system enhancements and increased customer transaction expenses. Decreases in legal and professional fees of $729 thousand were due primarily to declines in collection costs related to problem loans. FDIC insurance premiums were $227 thousand higher due to growth in total assets. Other expenses increased for the first nine months of 2013 versus 2012 by $1.7 million, due primarily to a nonrecurring expense and increased OREO related costs.

The financial information which follows provides more detail on the Company's financial performance for the nine and three months ended September 30, 2013 as compared to the nine and three months ended September 30, 2012, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company's Form 10-K for the year ended December 31, 2012 and other reports filed with the Securities and Exchange Commission (the "SEC").

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through eighteen full service branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss the third quarter 2013 financial results on Tuesday, October 22, 2013 at 10:00 a.m. eastern daylight time.  The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 75257711, or by accessing the call on the Company's website, www.eaglebankcorp.com.  A replay of the conference call will be available on the Company's website through November 5, 2013.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(dollars in thousands, except per share data)	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Income Statements:
Total interest income	$ 115,642	$ 103,779	$ 39,724	$ 36,636
Total interest expense	9,566	10,987	3,021	3,328
Net interest income	106,076	92,792	36,703	33,308
Provision for credit losses	7,094	12,051	1,372	3,638
Net interest income after provision for credit losses	98,982	80,741	35,331	29,670
Noninterest income (before investment gains & extinguisment of debt)	20,389	15,068	5,236	4,916
Gain on sale of investment securities	23	765	--	464
Loss on early extinguishment of debt	--	(529)	--	(529)
Total noninterest income	20,412	15,304	5,236	4,851
Total noninterest expense	63,055	56,206	21,673	19,107
Income before income tax expense	56,339	39,839	18,894	15,414
Income tax expense	21,335	14,748	7,137	5,739
Net income	35,004	25,091	11,757	9,675
Preferred stock dividends and discount accretion	425	425	142	142
Net income available to common shareholders	$ 34,579	$ 24,666	$ 11,615	$ 9,533

Per Share Data (1):
Earnings per weighted average common share, basic	$ 1.35	$ 1.09	$ 0.45	$ 0.41
Earnings per weighted average common share, diluted	$ 1.31	$ 1.07	$ 0.44	$ 0.40
Weighted average common shares outstanding, basic	25,689,332	22,538,239	25,784,287	23,158,050
Weighted average common shares outstanding, diluted	26,304,235	23,115,928	26,426,093	23,766,606
Actual shares outstanding	25,799,220	24,244,007	25,799,220	24,244,007
Book value per common share at period end	$ 12.62	$ 11.05	$ 12.62	$ 11.05
Tangible book value per common share at period end (2)	$ 12.48	$ 10.89	$ 12.48	$ 10.89

Performance Ratios (annualized):
Return on average assets	1.38%	1.15%	1.35%	1.27%
Return on average common equity	14.79%	14.21%	14.37%	15.20%
Net interest margin	4.25%	4.32%	4.31%	4.44%
Efficiency ratio (3)	49.85%	52.00%	51.68%	50.07%

Other Ratios:
Allowance for credit losses to total loans	1.42%	1.48%	1.42%	1.48%
Allowance for credit losses to total nonperforming loans	144.08%	109.74%	144.08%	109.74%
Nonperforming loans to total loans	0.98%	1.35%	0.98%	1.35%
Nonperforming assets to total assets	1.11%	1.25%	1.11%	1.25%
Net charge-offs (annualized) to average loans	0.25%	0.37%	0.20%	0.36%
Common equity to total assets	9.29%	9.00%	9.29%	9.00%
Tier 1 leverage ratio	10.89%	10.36%	10.89%	10.36%
Tier 1 risk based capital ratio	11.61%	10.76%	11.61%	10.76%
Total risk based capital ratio	13.12%	12.24%	13.12%	12.24%
Tangible common equity to tangible assets (2)	9.19%	8.88%	9.19%	8.88%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$ 682,413	$ 534,133	$ 682,413	$ 534,133
Commercial real estate - owner occupied	$ 334,078	$ 306,148	$ 334,078	$ 306,148
Commercial real estate - income producing	$ 1,039,775	$ 942,769	$ 1,039,775	$ 942,769
1-4 Family mortgage	$ 79,061	$ 57,953	$ 79,061	$ 57,953
Construction - commercial and residential	$ 507,653	$ 437,954	$ 507,653	$ 437,954
Construction - C&I (owner occupied)	$ 35,612	$ 14,739	$ 35,612	$ 14,739
Home equity	$ 108,889	$ 98,930	$ 108,889	$ 98,930
Other consumer	$ 9,359	$ 5,043	$ 9,359	$ 5,043

Average Balances (in thousands):
Total assets	$ 3,392,729	$ 2,914,217	$ 3,467,193	$ 3,022,584
Total earning assets	$ 3,331,685	$ 2,869,459	$ 3,383,547	$ 2,977,950
Total loans held for sale	$ 111,188	$ 124,736	$ 63,579	$ 158,011
Total loans	$ 2,569,721	$ 2,226,837	$ 2,668,429	$ 2,346,046
Total deposits	$ 2,871,617	$ 2,471,508	$ 2,939,705	$ 2,572,022
Total borrowings	$ 136,419	$ 145,563	$ 136,590	$ 132,955
Total shareholders' equity	$ 369,199	$ 288,411	$ 377,246	$ 306,072

(1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend distributed on June 14, 2013.

(2) The Company considers the following non-GAAP measurements useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP-based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders' as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios.

GAAP Reconciliation (Unaudited)
(dollars in thousands except per share data)
	Nine Months Ended	Twelve Months Ended	Nine Months Ended
	September 30, 2013	December 31, 2012	September 30, 2012
Common shareholders' equity	$ 325,500	$ 293,376	$ 267,799
Less: Intangible assets	(3,597)	(3,785)	(3,895)
Tangible common equity	$ 321,903	$ 289,591	$ 263,904

Book value per common share	$ 12.62	$ 11.62	$ 11.05
Less: Intangible book value per common share	(0.14)	(0.15)	(0.16)
Tangible book value per common share	$ 12.48	$ 11.47	$ 10.89

Total assets	$ 3,504,928	$ 3,409,441	$ 2,976,188
Less: Intangible assets	(3,597)	(3,785)	(3,895)
Tangible assets	$ 3,501,331	$ 3,405,656	$ 2,972,293
Tangible common equity ratio	9.19%	8.50%	8.88%

(3) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands, except per share data)

Assets	September 30, 2013	December 31, 2012	September 30, 2012
Cash and due from banks	$ 8,013	$ 7,439	$ 6,780
Federal funds sold	3,844	7,852	4,173
Interest bearing deposits with banks and other short-term investments	208,522	324,043	46,752
Investment securities available for sale, at fair value	355,830	299,820	296,363
Federal Reserve and Federal Home Loan Bank stock	11,246	10,694	12,031
Loans held for sale	39,206	226,923	171,241
Loans	2,796,840	2,493,095	2,397,669
Less allowance for credit losses	(39,687)	(37,492)	(35,582)
Loans, net	2,757,153	2,455,603	2,362,087
Premises and equipment, net	16,319	15,261	14,472
Deferred income taxes	25,982	19,128	16,413
Bank owned life insurance	29,555	14,135	14,036
Intangible assets, net	3,597	3,785	3,895
Other real estate owned	11,285	5,299	4,923
Other assets	34,376	19,459	23,022
Total Assets	$ 3,504,928	$ 3,409,441	$ 2,976,188

Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$ 898,831	$ 881,390	$ 796,654
Interest bearing transaction	104,004	113,813	112,901
Savings and money market	1,538,630	1,374,869	1,180,894
Time, $100,000 or more	249,594	232,875	242,159
Other time	193,000	294,275	182,381
Total deposits	2,984,059	2,897,222	2,514,989
Customer repurchase agreements	82,266	101,338	75,368
Other short-term borrowings	--	--	10,000
Long-term borrowings	39,300	39,300	39,300
Other liabilities	17,203	21,605	12,132
Total liabilities	3,122,828	3,059,465	2,651,789

Shareholders' Equity
Preferred stock, par value $.01 per share, shares authorized 1,000,000,
Series B, $1,000 per share liquidation preference, shares issued and outstanding 56,600 at September 30, 2013, December 31, 2012 and September 30, 2012	56,600	56,600	56,600
Common stock, par value $.01 per share; shares authorized 50,000,000, shares issued and outstanding 25,799,220, 22,954,889 and 22,040,006 respectively	252	226	217
Warrant	946	946	946
Additional paid in capital	241,131	180,593	164,522
Retained earnings	84,534	106,146	96,088
Accumulated other comprehensive (loss) income	(1,363)	5,465	6,026
Total Shareholders' Equity	382,100	349,976	324,399
Total Liabilities and Shareholders' Equity	$ 3,504,928	$ 3,409,441	$ 2,976,188

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except per share data)
	Nine Months Ended		Three Months Ended
	September 30,		September 30,
Interest Income	2013	2012	2013	2012
Interest and fees on loans	$ 109,479	$ 98,161	$ 37,457	$ 34,805
Interest and dividends on investment securities	5,589	5,279	2,082	1,735
Interest on balances with other banks and short-term investments	564	298	182	83
Interest on federal funds sold	10	41	3	13
Total interest income	115,642	103,779	39,724	36,636
Interest Expense
Interest on deposits	8,122	9,130	2,544	2,722
Interest on customer repurchase agreements	197	250	64	68
Interest on short-term borrowings	--	2	--	2
Interest on long-term borrowings	1,247	1,605	413	536
Total interest expense	9,566	10,987	3,021	3,328
Net Interest Income	106,076	92,792	36,703	33,308
Provision for Credit Losses	7,094	12,051	1,372	3,638
Net Interest Income After Provision For Credit Losses	98,982	80,741	35,331	29,670

Noninterest Income
Service charges on deposits	3,351	2,902	1,115	988
Gain on sale of loans	13,355	9,867	2,938	3,144
Gain on sale of investment securities	23	765	--	464
Loss on early extinguishment of debt	--	(529)	--	(529)
Increase in the cash surrender value of bank owned life insurance	420	294	231	100
Other income	3,263	2,005	952	684
Total noninterest income	20,412	15,304	5,236	4,851
Noninterest Expense
Salaries and employee benefits	34,722	31,520	12,187	10,807
Premises and equipment expenses	8,949	7,541	3,222	2,562
Marketing and advertising	1,167	1,340	426	497
Data processing	4,456	3,273	1,386	1,066
Legal, accounting and professional fees	2,586	3,315	984	1,073
FDIC insurance	1,780	1,553	584	485
Other expenses	9,395	7,664	2,884	2,617
Total noninterest expense	63,055	56,206	21,673	19,107
Income Before Income Tax Expense	56,339	39,839	18,894	15,414
Income Tax Expense	21,335	14,748	7,137	5,739
Net Income	35,004	25,091	11,757	9,675
Preferred Stock Dividends	425	425	142	142
Net Income Available to Common Shareholders	$ 34,579	$ 24,666	$ 11,615	$ 9,533

Earnings Per Common Share (1)
Basic	$ 1.35	$ 1.09	$ 0.45	$ 0.41
Diluted	$ 1.31	$ 1.07	$ 0.44	$ 0.40

(1) Per share amounts have been adjusted to give effect to the 10% common stock dividend paid on June 14, 2013.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2013			2012
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$ 289,647	$ 182	0.25%	$ 137,265	$ 83	0.24%
Loans held for sale (1)	63,579	590	3.71%	158,011	1,403	3.55%
Loans (1) (2)	2,668,429	36,867	5.48%	2,346,046	33,402	5.66%
Investment securities available for sale (2)	355,358	2,082	2.32%	318,584	1,735	2.17%
Federal funds sold	6,534	3	0.18%	18,044	13	0.29%
Total interest earning assets	3,383,547	39,724	4.66%	2,977,950	36,636	4.89%

Total noninterest earning assets	123,385			78,731
Less: allowance for credit losses	39,739			34,097
Total noninterest earning assets	83,646			44,634
TOTAL ASSETS	$ 3,467,193			$ 3,022,584

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$ 102,153	$ 74	0.29%	$ 113,162	$ 64	0.22%
Savings and money market	1,571,804	1,453	0.37%	1,198,955	1,385	0.46%
Time deposits	454,134	1,017	0.89%	427,829	1,273	1.18%
Total interest bearing deposits	2,128,091	2,544	0.47%	1,739,946	2,722	0.62%
Customer repurchase agreements	97,290	64	0.26%	81,916	68	0.33%
Other short-term borrowings	--	--	--	2,065	2	--
Long-term borrowings	39,300	413	4.11%	48,974	536	4.29%
Total interest bearing liabilities	2,264,681	3,021	0.53%	1,872,901	3,328	0.71%

Noninterest bearing liabilities:
Noninterest bearing demand	811,614			832,076
Other liabilities	13,652			11,535
Total noninterest bearing liabilities	825,266			843,611

Shareholders' equity	377,246			306,072
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 3,467,193			$ 3,022,584

Net interest income		$ 36,703			$ 33,308
Net interest spread			4.13%			4.18%
Net interest margin			4.31%			4.44%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $1.9 million and $1.4 million for the three months ended September 30, 2013 and 2012, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2013			2012
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$ 306,037	$ 564	0.25%	$ 161,840	$ 298	0.25%
Loans held for sale (1)	111,188	2,858	3.43%	124,736	3,345	3.58%
Loans (1) (2)	2,569,721	106,621	5.55%	2,226,837	94,816	5.69%
Investment securities available for sale (2)	337,218	5,589	2.22%	337,325	5,279	2.09%
Federal funds sold	7,521	10	0.18%	18,721	41	0.29%
Total interest earning assets	3,331,685	115,642	4.64%	2,869,459	103,779	4.83%

Total noninterest earning assets	99,956			76,902
Less: allowance for credit losses	38,912			32,144
Total noninterest earning assets	61,044			44,758
TOTAL ASSETS	$ 3,392,729			$ 2,914,217

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$ 103,526	$ 226	0.29%	$ 89,529	$ 195	0.29%
Savings and money market	1,481,309	4,294	0.39%	1,139,957	4,419	0.52%
Time deposits	492,609	3,602	0.98%	485,043	4,516	1.24%
Total interest bearing deposits	2,077,444	8,122	0.52%	1,714,529	9,130	0.71%
Customer repurchase agreements	97,088	197	0.27%	95,644	250	0.35%
Other short-term borrowings	31	--	--	728	2	--
Long-term borrowings	39,300	1,247	4.18%	49,191	1,605	4.29%
Total interest bearing liabilities	2,213,863	9,566	0.58%	1,860,092	10,987	0.79%

Noninterest bearing liabilities:
Noninterest bearing demand	794,173			756,979
Other liabilities	15,494			8,735
Total noninterest bearing liabilities	809,667			765,714

Shareholders' equity	369,199			288,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 3,392,729			$ 2,914,217

Net interest income		$ 106,076			$ 92,792
Net interest spread			4.06%			4.04%
Net interest margin			4.25%			4.32%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $5.6 million and $3.7 million for the nine months ended September 30, 2013 and 2012, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
Income Statements:	2013	2013	2013	2012	2012	2012	2012	2011
Total interest income	$ 39,724	$ 37,985	$ 37,933	$ 38,164	$ 36,636	$ 34,575	$ 32,568	$ 33,091
Total interest expense	3,021	3,121	3,424	3,427	3,328	3,561	4,098	4,820
Net interest income	36,703	34,864	34,509	34,737	33,308	31,014	28,470	28,271
Provision for credit losses	1,372	2,357	3,365	4,139	3,638	4,443	3,970	2,765
Net interest income after provision for credit losses	35,331	32,507	31,144	30,598	29,670	26,571	24,500	25,506
Noninterest income (before investment gains/losses & extinguishment of debt)	5,236	7,065	8,088	6,135	4,916	4,293	5,859	3,864
Gain/(loss) on sale of investment securities	--	--	23	(75)	464	148	153	--
Loss on early extinguishment of debt	--	--	--	--	(529)	--	--	--
Total noninterest income	5,236	7,065	8,111	6,060	4,851	4,441	6,012	3,864
Salaries and employee benefits	12,187	11,335	11,200	12,164	10,807	10,289	10,424	10,183
Premises and equipment	3,222	2,927	2,800	2,677	2,562	2,469	2,510	2,389
Marketing and advertising	426	394	347	419	497	557	286	411
Other expenses	5,838	6,029	6,350	5,065	5,241	5,222	5,342	5,324
Total noninterest expense	21,673	20,685	20,697	20,325	19,107	18,537	18,562	18,307
Income before income tax expense	18,894	18,887	18,558	16,333	15,414	12,475	11,950	11,063
Income tax expense	7,137	7,212	6,986	6,135	5,739	4,692	4,317	3,889
Net income	11,757	11,675	11,572	10,198	9,675	7,783	7,633	7,174
Preferred stock dividends and discount accretion	142	142	141	141	142	142	141	142
Net income available to common shareholders	$ 11,615	$ 11,533	$ 11,431	$ 10,057	$ 9,533	$ 7,641	$ 7,492	$ 7,032

Per Share Data (1):
Earnings per weighted average common share, basic	$ 0.45	$ 0.45	$ 0.45	$ 0.40	$ 0.41	$ 0.34	$ 0.34	$ 0.32
Earnings per weighted average common share, diluted	$ 0.44	$ 0.44	$ 0.44	$ 0.39	$ 0.40	$ 0.33	$ 0.33	$ 0.31
Weighted average common shares outstanding, basic	25,784,287	25,742,185	25,518,523	24,915,837	23,158,050	22,327,796	22,122,043	21,911,377
Weighted average common shares outstanding, diluted	26,426,093	26,334,355	26,222,041	25,601,623	23,766,606	22,888,151	22,686,049	22,407,119
Actual shares outstanding	25,799,220	25,764,542	25,728,162	25,250,378	24,244,007	22,650,356	22,242,183	21,948,128
Book value per common share at period end	$ 12.62	$ 12.14	$ 11.86	$ 11.62	$ 11.05	$ 10.32	$ 9.86	$ 9.57

Performance Ratios (annualized):
Return on average assets	1.35%	1.41%	1.39%	1.25%	1.27%	1.08%	1.08%	0.91%
Return on average common equity	14.37%	14.75%	15.29%	13.95%	15.20%	13.52%	13.80%	13.40%
Net interest margin	4.31%	4.27%	4.20%	4.31%	4.44%	4.39%	4.11%	3.65%
Efficiency ratio (2)	51.68%	49.33%	48.56%	49.82%	50.07%	52.28%	53.83%	56.97%

Other Ratios:
Allowance for credit losses to total loans (3)	1.42%	1.47%	1.52%	1.50%	1.48%	1.47%	1.46%	1.44%
Nonperforming loans to total loans (3)	0.98%	0.87%	1.11%	1.23%	1.35%	1.42%	1.68%	1.59%
Nonperforming assets to total assets	1.11%	1.05%	1.12%	1.06%	1.25%	1.26%	1.41%	1.27%
Net charge-offs (annualized) to average loans (3)	0.20%	0.24%	0.33%	0.37%	0.36%	0.40%	0.34%	0.34%
Tier 1 leverage ratio	10.89%	10.81%	10.39%	10.44%	10.36%	9.63%	9.33%	8.21%
Tier 1 risk based capital ratio	11.61%	11.13%	11.08%	10.80%	10.76%	10.02%	10.08%	10.33%
Total risk based capital ratio	13.12%	12.53%	12.50%	12.20%	12.24%	11.53%	11.59%	11.84%

Average Balances (in thousands):
Total assets	$ 3,467,193	$ 3,331,677	$ 3,378,362	$ 3,247,498	$ 3,022,584	$ 2,888,188	$ 2,830,693	$ 3,111,952
Total earning assets	$ 3,383,547	$ 3,279,034	$ 3,331,930	$ 3,203,462	$ 2,977,950	$ 2,844,491	$ 2,784,747	$ 3,071,903
Total loans held for sale	$ 63,579	$ 91,781	$ 179,476	$ 186,122	$ 158,011	$ 95,734	$ 120,098	$ 177,116
Total loans	$ 2,668,429	$ 2,557,811	$ 2,480,862	$ 2,442,418	$ 2,346,046	$ 2,246,644	$ 2,086,511	$ 2,030,986
Total deposits	$ 2,939,705	$ 2,810,033	$ 2,864,305	$ 2,748,567	$ 2,572,022	$ 2,447,985	$ 2,393,413	$ 2,652,707
Total borrowings	$ 136,590	$ 137,337	$ 135,315	$ 137,525	$ 132,955	$ 150,644	$ 153,227	$ 183,632
Total stockholders' equity	$ 377,246	$ 370,302	$ 359,859	$ 343,401	$ 306,072	$ 284,040	$ 274,923	$ 264,833

(1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on June 14, 2013.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.
CONTACT: EAGLE BANCORP, INC.
         Michael T. Flynn
         301.986.1800